                                                                 EXHIBIT 6.8

                                  AGREEMENT FOR THE
                                SALE OF COMPANY ASSETS


     This Agreement For the Sale of Company Assets ("the Agreement") is executed and effective as of the date set forth hereinafter, by and between MEDIQUIK SERVICES, INC., a Delaware corporation ("Purchaser"), SCARDELLO MARKETING GROUP, LLC, a Texas limited liability company ("Seller"), and BENJAMIN J. SCARDELLO, individually ("Scardello") for the purposes, consideration, premises and conditions hereinafter set forth.

     WHEREAS, Seller wishes to sell and Purchaser wishes to purchase certain specified assets of Seller's business on the conditions set forth in this Agreement, and

     WHEREAS, Purchaser is desirous of enlisting the services of Scardello and Scardello is amenable to same.

     NOW, THEREFORE, in consideration of the mutual promises and conditions hereinafter set forth, the parties hereby AGREE as follows:


                                          I.

                                SALE OF CERTAIN ASSETS


     Subject to the terms and conditions contain herein and simultaneously with the execution of this Agreement, Purchaser is purchasing from Seller, and Seller is selling to Purchaser, all of the right, title and interest of Seller in and to the following assets.

     a That one certain EXCLUSIVE MARKETING REPRESENTATIVE AGREEMENT between the parties dated February 26, 1999 ("the Marketing Agreement") and all contract rights related thereto,

     b.   Items listed on the attached Exhibit "A",

     c. All names in which Seller has done business as ("assumed names") in relation to the Marketing Agreement;

     d. All revenues and accounts receivable resulting from the Marketing Agreement;

     e. All customer lists (with related history), advertising and promotional material related, in any way, to the Marketing Agreement,

     f. All agreements, proposals, correspondence, documents, records, books of accounts and files of Seller relating to the Marketing Agreement, whether maintained on hardcopy, microfiche, microform, machine readable record or other data storage media or computer or magnetic tapes, disks or other computer storage device or physical form (the "Records")

     g. All past, present and future claims or causes of action, choses in action, rights of recovery and rights of set-off, of any kind, relating to the Marketing Agreement.

     h. All contracts or agreements between Seller and any third parties relating to the Marketing Agreement.


                                         II.

                                WAIVER OF LIABILITIES


     2.01. The Purchaser forgives Seller's indebtedness to Purchaser, in the amount of FIFTEEN THOUSAND THREE HUNDRED NINETY-SIX AND 23/100THS ($15,396.23) DOLLARS.

     2.02. Purchaser shall assume Seller's indebtedness to First Bank Texas N.A., of Houston, Texas (the "Bank") arising from that one certain Promissory Note between Seller and the Bank, dated May 19, 1999, in the principal amount of $25,000.00 ("the Loan").

     2.03. Upon execution of this Agreement, Seller shall transfer the loan proceeds from the Loan to Purchaser.


                                         III.

                             TRANSFERENCE OF COMMON STOCK


     3 01. As partial consideration for the purchase and sale of assets, as set forth herein, Purchaser shall convey, assign, and otherwise, transfer a total of THREE HUNDRED THIRTY THOUSAND (333,000) common shares of MediQuik Services, Inc. ("the Shares") to Seller.

     3.02. The Shares are unregistered and shall be "restricted" pursuant to Rule 144 of the Securities Act of 1933 (17 CFR, sec. 230 144). The Shares shall be stamped with said language as provided for in "Exhibit B".

                                         IV.

                            REPRESENTATIONS AND WARRANTIES


4.01.     SELLER'S REPRESENTATIONS AND WARRANTIES:

          (a) That no material, data or information is or shall be deleted, secreted or withheld from the items listed on Exhibit "A";

          (b) That there are no liens, encumbrances, indebtedness or suits threatened or filed in relation to the assets made the subject of this agreement;


          (c) That Seller is a duly organized, validly existing, limited liability company and in good standing under the laws of the State of Texas,

          (d) That the sale of the assets made the subject of this agreement has been fully authorized by one hundred (100%) percent of its Members;

          (e) That the indebtedness of the Seller made a subject of this agreement was incurred in the ordinary course of business;

          (f) That the items listed on Exhibit "A" are fully operational and/or functional.

          (g) That Purchaser has made full and complete disclosure to Seller, as well as its Members, as to Purchaser's operations, activities, sales, organizational structure, equity structure, sales prospects, goals, plans, financial condition including indebtedness, present and anticipated stock offerings, number of common shares outstanding, financial statements, and all other material information.

          (h) Seller shall indemnify and hold Purchaser, its officers, directors, or employees, harmless from any suits or actions, of whatsoever nature, regarding, related to or concerning the assets made the subject of this agreement including, but not limited to, the Marketing Agreement.

          (i) That the data and information contained in the items listed on Exhibit "A" shall not be duplicated or distribute to, used or implemented by any third party, for any reason, without the express, wntten consent of Purchaser.

          (j) Seller shall execute any and all documents reasonably necessary to effect the intent of this Agreement including, but not limited to, a BILL OF SALE, "GENERAL CONVEYANCE, TRANSFER AND ASSIGNMENT", and CANCELLATION/REVOCATION OF ASSUMED NAMES,

          (k) There are no actions, suits, claims, arbitration proceedings or government investigations or inquiries pending, or to the knowledge of Seller threatened, against Seller seeking to prevent or delay the consummation of the transactions contemplated hereby.

          (l) The Members of Seller are or have been actively involved in the business affairs and/or activities of Purchaser.

          (m) Seller shall indemnify and hold Purchaser harmless for any tax liability accruing to Seller or its Members regarding the Shares.

          (n) Seller shall indemnify and hold Purchaser harmless from any and all claims or causes of action by its Members, relating to the issuance of the Shares contemplated herein or the Marketing Agreement.

     4.02 REPRESENTATIONS AND WARRANTIES OF PURCHASER:

          (a) That the Shares are fully authorized, unissued, shares of restricted common stock of the Purchaser;

          (b) That the issuance of the Shares, as contemplated by this Agreement, is fully authorized by the board of directors of Buyer;

          (c) That the Shares are free and clear of all liens, claims or encumbrances, other than the restrictions related to Rule 144;

          (d) That all applicable state and federal securities laws and regulations, if any, have been complied with in relation to the transfer of the Shares;

          (e) That Purchaser is corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and the State of Texas.

          (d) That Purchaser has full corporate authority to enter into this Agreement.


                                          V.

                                  EMPLOYMENT ASPECT


     5.01. Purchaser shall hire Scardello, on a full-time basis, to act as a Vice-President at a starting salary of $8,000.00 per month.

     5.02. Scardello shall not disclose any trade secrets, client lists, confidential information, compilations of data, sales materials or strategies of Purchaser, during or after his employment with

Purchaser, other than in the ordinary course of business of his affairs with Purchaser or without the express consent of Purchaser.


                                         VL.

                          GENERAL ADMINISTRATION PROVISIONS


     6.01. MULTIPLE ORIGINALS: This Agreement may be executed in multiple counterparts, and each such counterpart shall be deemed as an original instrument upon execution of this document, and shall be binding upon all the parties with the same force and effect as if all the parties had signed the same document, and each such signed counterpart shall constitute an original of this Agreement.

     6.02. CHOICE OF LAW: This Agreement shall be construed and enforced in accordance with the laws of the State of Texas, and enforceable in Harris County, Texas.

     6.03.     ASSIGNABILITY:   Except with written consent of the other, the
rights and obligations under this Agreement are not assignable by the parties to this agreement or their respective successors, assigns, heirs or legal representatives.

     6.04. NOTICES: Any notice, request, instruction or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States Mail, postage prepaid, addressed as follows:

          SELLER:        Scardello Marketing Group, LLC
                         Attention:  Mr. Ben Scardello
                         (at address to be provided)

          PURCHASER:     MediQuik Services, Inc.
                         Attn.:  Howard B. Butler, Jr.
                                 General Counsel
                         770 South Post Oak Lane
                         Suite 520
                         Houston, Texas 77056


     BENJAMIN SCARDELLO:   At address to be provided

     6.05. ENTIRE AGREEMENT: This Agreement represents the entire Agreement by and between the parties hereto except as otherwise provided in this Agreement, it supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Agreement between the parties. This Agreement may be amended only by a written instrument duly executed by the parties.

     EFFECTIVE as of the 18th day of June, 1999.



     PURCHASER                SELLER

     MEDIQUIK SERVICES, INC.            SCARDELLO MARKETING GROUP, LLC


     By: /s/ Grant M. Gables,           By: /s/ Benjamin Scardello
         --------------------------         ------------------------------------
     Grant M. Gables, its President          Benjamin Scardello, Managing Member
     Effective only with signature
     of all Scardello Marketing
     Group LLC Shareholders


     "SCARDELLO"


      /s/ Benjamin J. Scardello
      -----------------------------------
      Benjamin J. Scardello, individually

                         ACCEPTED AND APPROVED BY THE MEMBERS
                                          OF
                            SCARDELLO MARKETING GROUP, LLC





      /s/ Benjamin J. Scardello         /s/ Brent J. Lanier
      -------------------------         ----------------------------
      BENJAMIN J. SCARDELLO             BRENT J. LANIER, M.D.



      /s/ Albert J. McCullin            /s/ Peter L. Scardello, Jr.
      -------------------------         ----------------------------
      ALBERT J. MCCULLIN                PETER L. SCARDELLO, JR.



      /s/  Benjamin J. Scardello        /s/ Peter J. Scardello, III
      -------------------------         ----------------------------
      BARNEY P. RANDOL                  PETER J. SCARDELLO, III


                                   ACKNOWLEDGEMENT

STATE OF TEXAS      )(
                    )(
COUNTY OF HARRIS    )(


     This instrument was acknowledged before me on this the 18th day of June, 1999, by GRANT M. GABLES and BENJAMIN J. SCARDELLO, individually and in his Managing Member capacity.


                                    /s/  Andre E. Faust
                                    ------------------------------------------
                                    NOTARY PUBLIC IN AND FOR
                                      THE STATE OF TEXAS


My commission expires:

       2-20-00
----------------------

                                    EXHIBIT "A"

                                       TO THE

                        AGREEMENT FOR SALE OF COMPANY ASSETS

                                   BY AND BETWEEN

                              MEDIQUIK SERVICES, INC.,

                           SCARDELLO MARKETING GROUP, LLC

                                        AND

                               BENJAMIN J. SCARDELLO



          -    Compaq DeskPro Computer, serial # 6828BUF2J778

          -    Compaq Presario Monitor, serial  # 906CF19KF166

          -    Hewlett Packard 2000C Printer, serial # US885140SR

          - "Strategic Partner" Database (software), including materials, manuals, schedules and related documents

          -    "MediQuik Marketing Service's" sales, marketing and

               administration program, and all items related thereto

Exhibit B


     Stock Restriction Language


     The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold, or otherwise transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer, that registration is not required under that Act .